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                         SPECIAL POWER OF ATTORNEY FOR
                        JOHN HANCOCK GA MORTGAGE TRUST
                        JOHN HANCOCK SENIOR LOAN TRUST
                         MANULIFE PRIVATE CREDIT FUND

   The undersigned, Reid McLay (the "Undersigned") whose business address is 200 Berkeley Street, Boston, MA 02116 hereby appoints Betsy Anne Seel, Christopher Sechler, Daniel Beauregard, David Pemstein, Mara Moldwin, Steven Sunnerberg, Sarah Coutu, Kinga Kapuscinski, Khimmara Greer, Jennifer Wilson, Brian VanDelinder, Jason Pratt and Michael Moyles (each an "Agent," collectively the "Agents"), acting singly, the Undersigned's true and lawful attorney-in-fact to exercise the powers and discretions described below.

   The Undersigned hereby revokes any and all general powers of attorney and special powers of attorney that he has previously signed that relates to the same subject matter as the subject of this Special Power of Attorney.

   The Agent shall have full power and authority to act on the Undersigned's behalf in the particulars specified below.

   This power and authority shall authorize the Agent, on behalf of the Undersigned to:

    . apply for EDGAR access by preparing and submitting Form ID on EDGAR Next of the United States Securities and Exchange Commission ("SEC"); and

    . take any and all action, and prepare and sign, on behalf of the undersigned any and all documents or instruments (including, without limitation, the SEC's Form ID) as the Agent, in his or her discretion, deems necessary or convenient to exercise the authority specified by this Special Power of Attorney for and on behalf of the Undersigned.

   Furthermore, the Undersigned designates the individuals listed below as prospective first and second account administrators to have the responsibilities of managing the EDGAR account established as a result of this Special Power of Attorney and Form ID application and shall perform such duties as prescribed by the SEC. Both account administrators shall manage the EDGAR codes and update all data pertinent to the preparation and transmission of financial reports to the SEC, including the update of company/individual data and other parties serving a role in

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the EDGAR account, such as users who file on behalf of the company/individual.
In addition, the prospective first account administrator shall serve as point of contact (POC) if the SEC needs to communicate to the managers of the EDGAR account.

PROSPECTIVE FIRST ACCOUNT ADMINISTRATOR (POC):
Full Name: Pamela Roberts
Title/Position: Senior Legal Specialist
Employer: John Hancock Investment Management
Business Address: 200 Berkeley Street, Boston, MA 02116
Email Address: proberts@jhancock.com
Telephone Number: 617-596-3273

PROSPECTIVE SECOND ACCOUNT ADMINISTRATOR:
Full Name: Sandra Brown
Title/Position: Senior Legal Specialist
Employer: John Hancock Investment Management
Business Address: 200 Berkeley Street, Boston, MA 02116
Email Address: sandrabrown@jhancock.com
Telephone Number: 617-663-4319

   The Undersigned confirms that neither he nor the prospective account administrators have been criminally convicted as a result of a Federal or state securities law violation.

   This Special Power of Attorney shall be construed broadly. The listing of specific powers is not intended to limit or restrict powers incidental thereto granted in this Special Power of Attorney in any manner.

   The Agent shall not be liable for any loss that results from a judgment error that was made in good faith. However, the Agent shall be liable for willful misconduct or the failure to act in good faith while acting under the authority of this Special Power of Attorney. A successor Agent shall not be liable for acts of a prior Agent.

   No person who relies in good faith on the authority of the Agent under this instrument shall incur any liability to the Undersigned, to the Undersigned's estate, personal representative, successor or assigns. The Undersigned authorizes the Agent to indemnify and hold harmless any third party who accepts and acts under this document for and on behalf of the Undersigned.

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   If any part of any provision of this instrument shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this instrument.

   This Special Power of Attorney shall become effective immediately. This Special Power of Attorney may be revoked by the Undersigned at any time by providing written notice signed by the Undersigned to the Agent and shall continue to be effective until it is revoked by a writing signed by the Undersigned.

   IN WITNESS WHEREOF, the Undersigned has caused this Special Power of Attorney to be executed as of this __ day of May 2025.

                                             Signature of Undersigned

                                             By:  /s/ Reid McLay
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                                             Reid McLay

   On this ______ day of May 2025, before me, the undersigned notary public, personally appeared ________________________, proved to me through satisfactory evidence of identification, which were _____________________, to be the person whose name is signed on the preceding or attached document in my presence.

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                                                  Signature of Notary

                                                  (seal)

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